As filed with the Securities and Exchange Commission on October 20, 2017

Registration No. 333-_____

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

WEC ENERGY GROUP, INC.

(Exact name of registrant as specified in its charter)

Wisconsin	39-1391525
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization)

231 West Michigan Street, P.O. Box 1331

Milwaukee, Wisconsin 53201

(414) 221-2345

(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

James A. Schubilske

Vice President and Treasurer

231 West Michigan Street, P.O. Box 1331

Milwaukee, Wisconsin 53201

(414) 221-2345

(Name, address, including zip code, and telephone number, including area code, of agent for service)

The Commission is requested to mail signed copies of all orders, notices and communications to:

Eric A. Koontz

Troutman Sanders LLP

600 Peachtree Street, N.E., Suite 5200

Atlanta, Georgia 30308

Approximate date of commencement of proposed sale to the public: From time to time, after this Registration Statement becomes effective as the registrant shall determine, in light of market conditions and other factors.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instructions I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if smaller reporting company)	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Aggregate Price Per Unit (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee(3)
Common Stock, $0.01 par value per share	3,100,000 shares	$65.10	$201,810,000	$25,126

(1)	Includes 1,921,950 unsold shares from the registrant’s Registration Statement on Form S-3, filed with the Commission on October 23, 2014 (SEC File No. 333-199561), for which this Registration Statement is being filed pursuant to Rule 415(a)(5) of the Securities Act of 1933, as amended (the “Securities Act”). Pursuant to Rule 415(a)(6), the offering of the unsold shares registered under the October 23, 2014 Registration Statement will be deemed terminated as of the date of effectiveness of this Registration Statement. This Registration Statement also includes such indeterminate number of shares of common stock as may be issued as the result of adjustment due to a share dividend, share split, recapitalization or other similar event.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act and based on the average of the high and low common stock prices on the New York Stock Exchange consolidated reporting system on October 16, 2017.

(3)	Pursuant to Rule 457(p) under the Securities Act, $14,641 of this amount is being paid with the filing of this Registration Statement; the balance is paid by offset of $10,485 of the filing fee paid with the October 23, 2014 Registration Statement.

PROSPECTUS

WEC Energy Group, Inc.

Stock Plus Investment Plan

WEC Energy Group, Inc. is pleased to offer you the opportunity to participate in the Stock Plus Investment Plan (“Stock Plus”), a convenient and low cost stock purchase and dividend reinvestment plan available to new investors for making initial investments in WEC Energy Group common stock and to current stockholders for increasing their holdings of WEC Energy Group common stock.

The plan offers:

•	a simple, cost-efficient method for purchasing WEC Energy Group common stock;

•	a convenient way to increase your ownership over time by reinvesting dividends;

•	the opportunity to buy additional shares through optional cash investments;

•	a way to make automatic monthly investments electronically;

•	safekeeping of stock certificates;

•	low cost sale of plan shares; and

•	easy account access.

All of your investment is used to purchase both whole and partial shares. There are no fees for purchases. You do not have to be a current WEC Energy Group stockholder to begin to participate.

This prospectus relates to 3,100,000 shares of WEC Energy Group common stock, par value $.01 per share, to be offered for purchase under the plan registered by our registration statement that became effective October 20, 2017. WEC Energy Group common stock is listed under the trading symbol “WEC” on the New York Stock Exchange.

See “Risk Factors” on page 3 for certain risks to consider before participating in Stock Plus or before purchasing shares of WEC Energy Group common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The principal executive offices of WEC Energy Group, Inc. are located at 231 West Michigan Street, P.O. Box 1331, Milwaukee, Wisconsin 53201, and our telephone number is (414) 221-2345.

You should read this prospectus carefully and retain it for future reference.

The date of this prospectus is October 20, 2017.

The section of this prospectus titled “Information About Stock Plus” sets forth the terms and conditions of the plan, as amended, presented in question-and-answer format. Please read this prospectus, including Appendix A, carefully and keep it and any account statements for future reference. If you have any questions about Stock Plus, please call the plan administrator, Computershare Trust Company, N.A., at (800) 558-9663. Service representatives are available from 7:00 a.m. to 7:00 p.m. Central time on business days. An automated voice-response system also provides information 24 hours a day, seven days a week.

The administrator will purchase shares of WEC Energy Group common stock for the plan either in the open market or directly from WEC Energy Group, as we determine from time to time. Your purchase price for shares purchased under the plan will be the average price paid by the administrator for all shares purchased for all investors with respect to the relevant investment date.

This prospectus is not an offer to sell securities, nor is it an offer to buy securities, in any state or country where the offer or sale is not permitted.

We have not authorized any person to give you any information that is different from, or in addition to, that contained or incorporated by reference in this prospectus. If given any such information, you should not rely on it.

To the extent required by applicable law in any jurisdiction, shares offered through Stock Plus are offered only through a registered broker-dealer in that jurisdiction.

You should not assume that the information in this prospectus is accurate as of any time subsequent to the date of this prospectus.

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STOCK PLUS INVESTMENT PLAN

PROSPECTUS SUMMARY

Because this is a summary, it does not contain all the information that may be important to you. You should read the entire prospectus for more details before you decide to participate in Stock Plus or invest in shares of WEC Energy Group common stock.

Enrollment: Upon meeting the enrollment requirements, you may enroll in the plan online through Investor Centre at www.computershare.com/investor or by using an enrollment form that can be obtained by calling the plan administrator at (800) 558-9663.

Dividends: You have the option of receiving or reinvesting all of the dividends on the shares in your plan account or registered in your name. You also have the option of reinvesting a portion of the dividends on the shares in your plan account or registered in your name (between 10% and 100%). Any uninvested dividends will be sent to you by check.

Optional Cash Investments: You can invest additional funds in the plan by sending a check to the plan administrator or electing to have funds automatically withdrawn from your qualified bank account every month. The minimum investment amount per single investment and the maximum investment amount per calendar year are set forth in Appendix A. If an account deposit for an optional cash investment is returned unpaid or your bank account from which funds are automatically withdrawn does not have sufficient funds for the authorized monthly deduction, the investment will be considered “void” and any shares credited to your account in anticipation of receiving the payment will be sold to cover in full the transaction cost and service charge. Additional shares may be sold from your account as may be necessary to recover in full any uncollected balance.

Fees: As the plan is currently administered, you will not incur any brokerage commissions, service charges or other direct expenses in connection with the purchase of plan shares. For each sale of shares from your plan account, you will be charged a processing fee and a service charge, as set forth in Appendix A.

Book-Entry Shares: Your shares will be held for your benefit by the plan administrator in “book-entry” form. You may request that a stock certificate for some or all of your whole shares be issued to you without withdrawing from the plan, or upon withdrawal from the plan. You may send any WEC Energy Group stock certificates you currently hold to the plan administrator for safekeeping and credit to your plan account.

Loan Collateral: Shares held in your plan account cannot be used as collateral for a loan. If you wish to use the shares as collateral, you must request the plan administrator to issue you a stock certificate for the shares in your name.

Sale of Plan Shares: You may request the plan administrator to sell all or a portion of the shares in your account. The plan administrator will arrange to sell your shares on the open market through a registered securities broker-dealer within five days of receiving your request and remit the proceeds to you shortly thereafter, less a processing fee, expenses of sale (including any service charge) and any applicable transfer tax.

Gifts or Transfer of Shares: You may transfer some or all of your plan shares to new or existing shareholders.

Changing or Terminating Plan Participation: You may withdraw or sell a portion of your shares in the plan (without terminating participation) or terminate participation by using the stub on your account statement, writing a letter, calling the plan administrator, or visiting the plan administrator’s web site.

Account Statement: You will receive an account activity statement after each investment or other transaction. In addition, you will receive the same communications sent to all other stockholders, such as annual reports and proxy statements. You will also receive any Internal Revenue Service forms that may be required for income tax purposes.

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Administrator: The plan administrator is Computershare Trust Company, N.A. Certain administrative support services to the plan administration will be performed by its affiliate, Computershare, Inc. The plan administrator can be contacted as follows:

•	Internet:	www.computershare.com/investor
•	Mail:	WEC Energy Group, Inc.
c/o Computershare
P.O. Box 505000
Louisville, KY 40233-5000
•	Telephone:	(800) 558-9663

Plan Termination: WEC Energy Group may amend, modify, suspend or terminate the plan at any time, including the period between a record date and a dividend payment date. As appropriate, participants will receive notice of any material amendment or modification, or of any suspension or termination.

Use of Proceeds: WEC Energy Group does not receive any proceeds from shares acquired by the plan administrator in the open market. To the extent that shares for the plan are purchased from WEC Energy Group, we expect to use the net proceeds from these purchases for general corporate purposes.

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RISK FACTORS

Investing in the securities of WEC Energy Group involves risk. Please see the “Risk Factors” described in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2016, along with the disclosure related to risk factors contained in our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2017 and June 30, 2017, which are incorporated by reference in this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information contained or incorporated by reference in this prospectus. The risks and uncertainties described are not the only ones facing us. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations, financial results, and the value of our securities. We may update the risks we are facing in future filings we make under the Securities and Exchange Act of 1934, as amended, which future reports are incorporated by reference into this prospectus.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

We have included or may include statements in this prospectus (including documents incorporated by reference) that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that express, or involve discussions as to, expectations, beliefs, plans, objectives, assumptions or future events or performance may be forward-looking statements. Also, forward-looking statements may be identified by reference to a future period or periods or by the use of forward-looking terminology such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “forecasts,” “goals,” “guidance,” “intends,” “may,” “objectives,” “plans,” “possible,” “potential,” “projects,” “seeks,” “should,” “targets,” “will” or similar terms or variations of these terms.

We caution you that any forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties, and other factors which may cause our actual results, performance, or achievements to differ materially from the future results, performance or achievements we have anticipated in the forward-looking statements.

In addition to the assumptions and other factors referred to specifically in connection with those statements, factors that could cause our actual results to differ materially from those contemplated in the forward-looking statements include, but are not limited to factors affecting utility operations such as catastrophic weather-related damage, environmental incidents, unplanned facility outages and repairs and maintenance, and electric transmission or natural gas pipeline system constraints; factors affecting the demand for electricity and natural gas, including political developments, unusual weather, changes in economic conditions, customer growth and declines, commodity prices, energy conservation efforts, and continued adoption of distributed generation by customers; the timing, resolution, and impact of rate cases and negotiations, including recovery of deferred and current costs and the ability to earn a reasonable return on investment, and other regulatory decisions impacting our regulated operations; the ability to obtain and retain customers, including wholesale customers, due to increased competition in our electric and natural gas markets from retail choice and alternative electric suppliers, and continued industry consolidation; the timely completion of capital projects within budgets, as well as the recovery of the related costs through rates; the impact of federal, state, and local legislative and regulatory changes, including changes in rate-setting policies or procedures, tax law changes, deregulation and restructuring of the electric and/or natural gas utility industries, transmission or distribution system operation, the approval process for new construction, reliability standards, pipeline integrity and safety standards, allocation of energy assistance, and energy efficiency mandates; federal and state legislative and regulatory changes relating to the environment, including climate change and other environmental regulations impacting generation facilities and renewable energy standards, the enforcement of these laws and regulations, changes in the interpretation of permit conditions by regulatory agencies, and the recovery of associated remediation and compliance costs; the risks associated with changing commodity prices, particularly natural gas and electricity, and the availability of sources of fossil fuel, natural gas, purchased power, materials needed to operate environmental controls at our electric generating facilities, or water supply due to high demand, shortages, transportation problems, nonperformance by electric energy or natural gas suppliers under existing power purchase or natural gas supply contracts, or other developments; changes in credit ratings, interest rates, and our ability to access the capital markets, caused by volatility in the global credit markets, our capitalization structure, and market perceptions of the utility industry, us, or any of our subsidiaries; costs and effects of litigation, administrative proceedings, investigations, settlements, claims, and inquiries; restrictions imposed by various financing arrangements and regulatory requirements on the ability of our subsidiaries to transfer funds to us in the form of cash dividends, loans or advances; the risk of financial loss, including increases in bad debt expense, associated with the inability of our customers, counterparties, and affiliates to meet their obligations; changes in the creditworthiness of the counterparties with whom we have contractual arrangements, including participants in the energy trading markets and fuel suppliers and transporters; the direct or indirect effect on our business resulting from terrorist incidents, the threat of terrorist incidents, and cyber security intrusion, including the failure to maintain the security of personally identifiable information, the associated costs to protect our assets and personal information, and the costs to notify affected persons to mitigate their information security concerns; the financial performance of American Transmission Company LLC (“ATC”) and its corresponding contribution to our earnings, as well as the ability of ATC and Duke-American Transmission Company to obtain the required approvals for their transmission projects; the investment performance of our employee benefit plan assets, as well as unanticipated changes in related actuarial assumptions, which could impact future funding requirements; factors affecting the employee workforce, including loss of key personnel, internal restructuring, work stoppages, and collective bargaining agreements and negotiations with union employees; advances in technology that result in competitive disadvantages and create the potential for impairment of existing assets; the timing, costs, and anticipated benefits associated with the remaining integration efforts relating to the acquisition of Integrys Energy Group, Inc.; the risk associated with the values of goodwill and other intangible assets and their possible impairment; potential business strategies to acquire and dispose of assets or businesses, which cannot be assured to be completed timely or within budgets, and legislative or regulatory restrictions or caps on non-utility acquisitions, investments or projects, including the State of Wisconsin’s public utility holding company law; the timing and outcome of any audits, disputes, and other proceedings related to taxes; the effect of accounting pronouncements issued periodically by standard-setting bodies; and other factors described under the heading “Factors Affecting Results, Liquidity and Capital Resources” in Management’s Discussion and Analysis of Financial Condition and Results of Operations and under the headings “Cautionary Statement Regarding Forward-Looking Information” and “Risk Factors” contained in our Form 10-K for the year ended December 31, 2016 and in subsequent reports filed with the Securities and Exchange Commission (“SEC”). Any forward-looking statement speaks only as of the date on which that statement is made, and we do not undertake any obligation to update any forward-looking statement to reflect events or circumstances, including unanticipated events, after the date on which that statement is made.

THE COMPANY

WEC Energy Group, Inc. was incorporated in the State of Wisconsin in 1981 and became a diversified holding company in 1986. On June 29, 2015, we acquired Integrys Energy Group, Inc. and changed our name from Wisconsin Energy Corporation to WEC Energy Group, Inc.

Our wholly owned subsidiaries are primarily engaged in the business of providing regulated electricity service in Wisconsin and Michigan and regulated natural gas service in Wisconsin, Illinois, Michigan and Minnesota. In addition, we have an approximate 60% equity interest in ATC, an electric transmission company operating mainly in four states. We conduct our operations primarily in six reportable segments, which are described below.

Wisconsin Segment: Our Wisconsin segment primarily consists of the electric and natural gas utility and non-utility operations of Wisconsin Electric Power Company (“WE”), Wisconsin Gas LLC, and Wisconsin Public Service Corporation (“WPS”), including WE’s electric and WPS’s electric and natural gas operations in the Upper Peninsula of Michigan that were transferred to Upper Michigan Energy Resource Corporation (“UMERC”), a utility subsidiary of WEC Energy Group. In December 2016, both the Michigan Public Service Commission and the Public Service Commission of Wisconsin approved the operation of UMERC as a stand-alone utility. UMERC became operational effective January 1, 2017, and WE and WPS transferred customers and property, plant and equipment as of that date.

Illinois Segment: Our Illinois segment consists of the natural gas utility and non-utility operations of The Peoples Gas Light and Coke Company (“PGL”) and North Shore Gas Company (“NSG”). PGL’s and NSG’s natural gas customers are located in Chicago and the northern suburbs of Chicago. PGL also owns and operates a 38.3 Bcf (billion cubic feet) natural gas storage field in central Illinois.

Other States Segment: Our Other States Segment consists of the natural gas utility and non-utility operations of Minnesota Energy Resources Corporation (“MERC”) and Michigan Gas Utilities Corporation (“MGU”). MERC serves customers in various cities and communities throughout Minnesota and MGU serves customers in the southern portion of lower Michigan.

Electric Transmission Segment: Our Electric Transmission Segment consists of our approximate 60% ownership interest in ATC, a federally regulated electric transmission company. ATC owns, maintains, monitors, and operates electric transmission systems mainly in Wisconsin, Michigan, Illinois, and Minnesota.

Non-Utility Energy Infrastructure Segment: Our Non-Utility Energy Infrastructure Segment consists of W.E. Power, LLC, which owns and leases electric power generating facilities to WE, and Bluewater Natural Gas Holding, LLC, which owns underground natural gas storage facilities in Michigan.

Corporate and Other Segment: Our Corporate and Other Segment consists of the operations of WEC Energy Group, Inc. holding company, the Integrys Holding, Inc. holding company, the Peoples Energy, LLC holding company, Wispark LLC, Bostco LLC, Wisconsin Energy Capital Corporation, WEC Business Services LLC, and WPS Power Development LLC. Wispark develops and invests in real estate. WEC Business Services is a wholly owned centralized service company that provides administrative and general support services to our regulated utilities, as well as certain services to our nonregulated entities. WPS Power Development owns distributed renewable solar projects. In the first quarter of 2017, Bostco sold substantially all of its remaining assets.

Our headquarters are at 231 West Michigan Street, P.O. Box 1331, Milwaukee, Wisconsin 53201, and our telephone number is (414) 221-2345. Stockholders may call the plan administrator at (800) 558-9663 to speak with a service representative about their account.

INFORMATION ABOUT STOCK PLUS

The following questions and answers explain and constitute the Stock Plus plan.

1.	What is the Stock Plus Investment Plan?

The plan is a convenient and cost-effective stock purchase plan available to new investors for making an initial investment in WEC Energy Group common stock and to existing investors for increasing their holdings of WEC Energy Group common stock by reinvesting dividends or making optional cash investments from time to time.

2.	Who is eligible to participate in Stock Plus?

Any person or entity, whether or not a current registered stockholder of WEC Energy Group, is eligible to participate in the plan by meeting the enrollment requirements. Holders of WE preferred stock may also participate in the plan, including having their cash dividends on WE preferred stock reinvested in shares of WEC Energy Group common stock. Persons or entities that reside outside the U.S. may participate if their participation does not violate local laws or regulations applicable to WEC Energy Group or the participant or that would affect the terms of the plan. We reserve the right to terminate the participation of any participant if we deem it advisable. All investments must be submitted in U.S. funds and drawn on a U.S. bank.

3.	How do I enroll in the plan?

You may join the plan by enrolling online via Investor Centre at www.computershare.com/investor.

Alternatively, an enrollment form must be completed and returned to the plan administrator. If you do not currently hold WEC Energy Group common stock, include your initial investment (in U.S. dollars) in the form of a check. An enrollment form may be obtained by calling the plan administrator at (800) 558-9663.

If your shares of WEC Energy Group common stock are registered in the name of a bank, broker or other nominee, you may enroll in the plan under the same terms as a new investor, or arrange for the registered holder to register at least one share directly in your name in order to reinvest dividends or make optional cash investments.

4.	What are my investment options?

Your participation options are as follows. You may make optional cash investments from time to time under any of the other investment options.

Full Dividend Reinvestment. If you select this option, all dividends on shares registered in your name or held in your plan account will be applied toward the purchase of more shares of WEC Energy Group common stock.

Partial Dividend Reinvestment. Under this option, you may elect to reinvest between 10% and 100% of the dividends on shares registered in your name or held in your plan account. You may not specify a dollar amount to be invested. Any uninvested dividends will be sent to you in the form of a check.

Optional Cash Investments Only. By electing this option, dividends will be paid to you in cash, but you may make optional cash investments from time to time, up to the maximum specified in Appendix A, to purchase additional shares of WEC Energy Group common stock.

Automatic Investment Option. This election may be used in combination with any of the investment options.

Under this option, you may deduct payments from your checking or savings account automatically once each month by electronic means for investment in the plan as optional cash investments. You must allow 30 days to initiate this feature or to make any changes in the amount to be invested or bank account from which the funds are withdrawn.

If no option is specified on the enrollment form, Full Dividend Reinvestment will apply. You can change your investment election online at www.computershare.com/investor or by either submitting a new enrollment form or by calling the plan administrator at (800) 558-9663.

See Appendix A for investment minimums and maximums applicable to optional cash investments made through the automatic investment option or otherwise. See Question 5 for further information about optional cash investments.

5.	How do I make optional cash investments? How much can I invest?

You may make optional cash investments by the following means:

Investment by Check. You may make optional cash investments in WEC Energy Group common stock by sending to the plan administrator a check for the purchase of additional shares. The check must be made payable to Computershare/WEC Energy Group in U.S. dollars and drawn on a U.S. bank. If you are not in the United States, contact your bank to verify that they can provide you with a certified check that clears through a U.S. bank and can print the dollar amount in U.S. funds. Due to the longer clearance period, we are unable to accept checks clearing through non-U.S. banks. The plan administrator will not accept third party checks, money orders, or traveler’s checks. All checks should be sent to the plan administrator at the address listed on the tear-off form attached to each statement you receive, or if making an investment when enrolling, should be sent with the enrollment form.

Automatic Investment Option. As an alternative to sending checks for optional cash investments, you may elect to have funds automatically withdrawn every month from your checking or savings account at a qualified financial institution. You may elect the automatic cash withdrawal option by simply logging into your account online or by completing the appropriate sections on the Direct Debit Authorization form, signing it and submitting it to the plan administrator. You may change the amount of money authorized for withdrawal or terminate an automatic monthly withdrawal of funds by notifying the plan administrator in writing or over the internet. To be effective, the new automatic investment option form must be received by the plan administrator not less than 30 days before the effective date of the withdrawal. It is your responsibility to immediately notify the administrator of any changes in bank account or other information as it relates to your automatic investment option authorization. You may call (800) 558-9663 and request a new Direct Debit Authorization form.

Minimum and Maximum Amounts for Optional Cash Investments. See Appendix A for the minimum and maximum permitted amounts for voluntary cash investments.

Payments with Insufficient Funds. There is a service charge, as listed in Appendix A, imposed for any check or other deposit for an optional cash investment returned unpaid. If the deposit is returned, or the bank account designated under the Automatic Investment Option does not have sufficient funds for the authorized monthly deduction, the investment will be considered “void” and any shares credited to your account in anticipation of receiving the payment will be sold to cover the transaction cost and the service charge. If the net proceeds of the sale of such shares are insufficient to recover in full the uncollected amounts, additional shares as may be necessary to recover in full the uncollected balance may be sold from your account.

6.	What is the source of the WEC Energy Group stock offered under the plan?

The administrator will purchase shares of WEC Energy Group common stock for the plan in the open market or, if we so determine, the administrator will purchase original issue shares or treasury shares from WEC Energy Group. We will decide whether shares are to be purchased from WEC Energy Group or in the open market based on WEC Energy Group’s need for common equity and any other factors we consider to be relevant from time to time. Any determination we make to alter the manner in which shares will be purchased for the plan, and implementation of any such change, will comply with applicable SEC regulations and interpretations then in effect. At this time, we do not anticipate that we will instruct the plan administrator to purchase original issue or treasury shares.

All dividend funds to be reinvested and optional cash payments from all participants in the plan are commingled to purchase shares.

Open market purchases will be made on the New York Stock Exchange or any other securities exchange where WEC Energy Group common stock may be traded, in the over-the-counter market, or by negotiated transactions. The plan administrator makes all decisions as to price, delivery and any other matters related to purchases in the open market.

Original issue shares or treasury shares will be purchased directly from WEC Energy Group.

You should be aware that the share price may fluctuate between the time your purchase instruction is received by the plan administrator and the time the purchase is made.

7.	When are shares purchased under the plan?

Optional Cash Investments. Purchases for optional cash investments are made twice each month, beginning on the first and the fifteenth day of each month, or the next business day if the first or the fifteenth falls on a weekend or holiday. Depending on the number of shares being purchased and current trading volume in the shares, purchases may be executed in multiple transactions and may be made over more than one day. Your cash investment must reach the plan administrator at least one business day before an investment date. If your investment is received too late to be invested on a particular investment date, it will be held until the next investment date, without interest.

You may cancel your investment up to two business days before an investment date by calling the plan administrator. After that time, the administrator may, at its own discretion, accept requests to revoke purchase instructions.

Automatic Investment Option. If you participate in the automatic investment option, your investment will be deducted from your bank account on the 25th day of the month, or if such date is not a business day, on the preceding business day, and invested on the first business day of the following month, or the next business day if the first business day of the month falls on a weekend or holiday.

Dividend Reinvestments. Dividends reinvested under the plan are invested on the dividend payment dates, generally March 1, June 1, September 1, and December 1, or the first business day following a payment date.

When purchasing shares on the open market, the plan administrator, at its discretion, may purchase the shares over a period of several days in order to minimize price fluctuations.

The plan administrator will make every effort to invest funds in common stock as soon as practicable on or after each investment date. In the event that any portion of any cash dividends or initial or optional cash investments paid to the plan administrator under the plan is not invested within 30 days after the dividend payment date or within 35 days after receipt of cash investments, that portion will be returned to the participants affected without interest.

Upon notification by WEC Energy Group of a pending dividend payment date, the plan administrator may, at its discretion, purchase common stock beginning three business days in advance of the dividend payment date.

8.	Are there fees associated with participation?

As the plan is currently administered, you will not incur any brokerage commissions, service charges or other direct expenses in connection with purchases of WEC Energy Group common stock for your account under the plan. We will pay these expenses, as well as all costs of administering the plan. However, the Internal Revenue Service considers the brokerage commissions paid by WEC Energy Group to be additional dividend income to you. This will be reflected on your annual Form 1099 statement.

For each sale of shares from your plan account, you will be charged a processing fee and a service charge, as set forth in Appendix A, which will be deducted from the proceeds of the sale. The administrator will aggregate sales from various participants, when possible, so that participants may benefit from any lower brokerage commissions applicable to larger volume sales.

9.	How is my purchase price determined?

All funds to be invested on each investment date will be aggregated, each investor will be charged the same purchase price for each purchase type, and shares purchased under the plan are currently purchased in the open market, but could be original issue shares or treasury shares purchased directly from WEC Energy Group.

Share purchases in the open market may be made on any stock exchange where WEC Energy Group common stock is traded, in the over-the-counter market, or by negotiated transactions on such terms as the plan administrator may reasonably determine. Neither WEC Energy Group nor any participant will have any authority or power to direct the date, time or price at which shares may be purchased by the plan administrator. If shares are purchased on the open market, the plan administrator may combine participant purchase requests with other purchase requests received from other participants and will generally batch purchase types (reinvested dividends and optional cash investments) for separate execution by the plan administrator’s broker. The plan administrator may also direct its broker to execute each purchase type in several batches throughout a trading day. Depending on the number of shares being purchased and current trading volume in the shares, the plan administrator’s broker may execute purchases for any batch or batches in multiple transactions and over more than one day. If different purchase types are batched, the price per share of the common shares purchased for each participant’s account, whether purchased with reinvested dividends, with initial cash investments, or with optional cash, shall be the weighted average price of the specific batch for such shares purchased by the plan administrator’s broker on that investment date.

If shares are purchased directly from WEC Energy Group, your price is the average of the high and low sales prices as reported on the New York Stock Exchange consolidated reporting system for the investment date.

10.	How many shares of WEC Energy Group stock will be purchased for my account?

The number of whole shares and any fractional share credited to your plan account will be based on the amount you invest divided by the purchase price of the shares. This applies to shares purchased with either optional cash investments or reinvested dividends. Future dividends will be calculated on your total holdings of both whole and fractional shares of WEC Energy Group common stock.

11.	Will I receive any confirmation of the purchase?

You will receive an account statement which will show details of the investment, including investment date, investment amount, shares purchased, purchase price and ending account balance. The statement will also reflect the cost basis of any shares acquired after January 1, 2011, and should be retained for tax purposes. Please retain these statements to assist you in establishing the tax basis of your stock. The statement also includes a stub which you may use for future optional cash investments or to sell or withdraw shares. Statements are mailed within five business days after an investment.

12.	Will I receive stock certificates? Can I deposit stock certificates I currently hold for safekeeping?

Book-Entry Shares; Certificates Upon Request. Your shares will be held for your benefit by the plan administrator in “book-entry” form. You may request that a stock certificate for some or all of your whole shares be issued to you without withdrawing from the plan, or upon withdrawal from the plan. Effective January 1, 2018, a processing fee as described in Appendix A will be charged for stock certificates. You may make such a request by:

•	using the tear-off form attached to the account statement;

•	calling the plan administrator at (800) 558-9663;

•	writing to the plan administrator at the address listed in Question 18; and

•	via the Internet at www.computershare.com/investor.

Certificates are normally issued to participants within five business days after receipt of the request. Holding your plan shares in the form of a stock certificate does not affect your dividend option. For example, if you elected to participate under the Full Dividend Reinvestment option, dividends on all shares will continue to be reinvested. No certificates will be issued for fractional shares of common stock. Instead, fractional shares will be sold and you will receive the net proceeds from the sale of your fractional share upon complete withdrawal from the plan.

Safekeeping of Stock Certificates. If you wish, you may send any WEC Energy Group stock certificates you currently hold to the plan administrator for safekeeping. This is also referred to as a custodial service. Your certificated shares of WEC Energy Group stock will be credited to your plan account and reflected in your account statement. Safekeeping is beneficial to you because you no longer bear the risk and cost associated with loss, theft or destruction of stock certificates.

If you elect this optional service, please use registered or insured mail to send your stock certificates to the plan administrator at the following address: Computershare, 462 South 4th Street, Suite 1600, Louisville, KY 40202. You must include written instructions indicating that these shares are to be placed in your plan account. Do not endorse the stock certificates. You bear the risk of loss in transit, and we urge you to use a delivery system with a tracking mechanism to protect your investment.

13.	Can shares of WEC Energy Group stock held in my plan account be used as collateral for a loan?

You may not use shares of WEC Energy Group stock held in your plan account as collateral for a loan. If you wish to use the shares as collateral, you must request the plan administrator to issue you a stock certificate for the shares in your name. Stock certificates for a fractional share will not be issued under any circumstances.

14.	How can I sell my shares held in the plan?

You may request the plan administrator to sell all or a portion of the shares in your Stock Plus account. This may be done by completing the stub to your account statement, sending a letter, calling the plan administrator, or via the Internet. The plan administrator will combine your shares with other shares to be sold and arrange to sell them on the open market through a registered securities broker-dealer within five business days of receiving your request. The plan administrator will compute the value of any fractional share based on the price at which the whole shares were sold.

The plan administrator may, under certain circumstances, require a transaction request to be submitted in writing.

Sale Orders via Internet. Access your account via the Internet at www.computershare.com/investor.

Sale Orders via Stockholder Hotline. Call (800) 558-9663 and follow the instructions provided.

Sale Orders via Mail. Complete and sign the tear-off portion of your account statement and mail the instructions to the plan administrator or send a letter with your account number and instructions to the plan administrator (see Question 18, “Who is the plan administrator and how do I contact them?”).

All sales are processed as a batch order, which is an accumulation of all sale requests for a security submitted together as a collective request. Batch orders are submitted on each market day, assuming there are sale requests to be processed. Sale instructions for batch orders received by the plan administrator will be processed no later than five business days after the date on which the order is received (except where deferral is required under applicable federal or state laws or regulations), assuming the applicable market is open for trading and sufficient market liquidity exists. In every case of a batch order sale, the price shall be the weighted average sale price obtained by the plan administrator’s broker.

All per share fees include any brokerage commissions the plan administrator is required to pay. Any fractional share will be rounded up to a whole share for purposes of calculating the per share fee. The plan administrator may, under certain circumstances, require a transaction request to be submitted in writing. Please contact the plan administrator to determine if there are any limitations applicable to your particular sale request.

The plan administrator will determine the net proceeds to be paid to you approximately three business days after the sale and remit those proceeds to you shortly thereafter. Processing fees and other expenses of the sale, including any service charge, and any transfer tax, if applicable, will be deducted from the sale proceeds. Please see Appendix A for charges that apply.

If your participation option includes dividend reinvestment and you request that all of your shares be sold and your request is received after the record date for a dividend payment, your shares will be sold, but any dividend payable on those shares will be reinvested pursuant to the terms of the plan.

The price of WEC Energy Group’s common stock may rise or fall during the period between requesting a sale and the actual sale. Instructions to the plan administrator to sell shares are binding and may not be revoked.

As noted above, if you are selling your plan shares of WEC Energy Group common stock, you should be aware that prices for WEC Energy Group stock may fall during the period between your request for sale, its receipt by the plan administrator, and the ultimate sale of your shares on the open market. This risk is borne solely by you and should be carefully evaluated.

The plan administrator is not a broker and, therefore, will not accept your instructions to sell on a particular day or at a specific price. The plan is designed for the long-term investor and does not afford you the same flexibility as an account with a stockbroker in this respect. If you prefer to have control over the exact price and timing of your sale, you will need to request a stock certificate from the plan administrator for the number of whole shares you wish to sell and conduct that transaction through your stockbroker. Once you have the stock certificate in your possession, you can sell the WEC Energy Group stock represented thereby through a broker at a price and on the date you select. The plan administrator will mail your certificate to you by insured, first-class mail within five business days of your request. If you choose to sell through a broker after obtaining your stock certificate, all brokerage fees are your responsibility.

15.	Can I transfer shares that I hold in the plan to someone else?

Yes, you may transfer ownership of some or all of your shares held through Stock Plus. Call the plan administrator for complete transfer instructions. Please visit the Computershare Transfer Wizard at www.computershare.com/transferwizard. The Transfer Wizard will guide you through the transfer process, assist you in completing the transfer form, and identify other necessary documentation you may need to provide.

You may transfer shares to new or existing WEC Energy Group stockholders. However, a new Stock Plus account will not be opened for a transferee as a result of a transfer of less than one full share. If you open a new Stock Plus account for a transferee, you must include an enrollment form with the gift/transfer instructions.

16.	I’ve just moved. How can I request a change of address or update other personal data?

It is important that our records contain your most up-to-date personal data. If you need to request a change of address or update other personal data, please write or call the plan administrator or visit the plan administrator’s web site. If you are an electric service or gas customer of one of WEC Energy Group’s subsidiaries, changing your billing address is not sufficient to change your stockholder account address.

17.	How do I change or terminate my participation in the plan?

You may withdraw or sell a portion of your shares in the plan without terminating participation. To change your method of participation, or to terminate participation, you may use the stub on your account statement, write a letter to the plan administrator, call the plan administrator, or visit the plan administrator’s web site. You may request a stock certificate for the shares held in the plan or request that the shares be sold.

If your participation option includes dividend reinvestment and you request that all of your shares be sold and your request is received after the record date for a dividend payment, your shares will be sold, but any dividend payable on those shares will be reinvested pursuant to the terms of the plan.

18.	Who is the plan administrator and how do I contact them?

The plan administrator is Computershare Trust Company, N.A. You may contact them as follows:

•	Visit www.computershare.com/investor, where you can view share balances, market value, tax documents and account statements, request electronic delivery of documents, review answers to frequently asked questions and perform many transactions.

•	Write to:

WEC Energy Group, Inc. c/o Computershare

P.O. Box 50500

Louisville, KY40233-5000

•	Call the plan administrator at (800) 558-9663. Service representatives are available from 7 a.m. to 7 p.m.

 Central time on business days. An automated voice-response system also provides information 24 hours a day, 7 days a week.

You may use the tear-off portion of your account statement and mail it to the plan administrator at the address above for sales, liquidations, share deposits and withdrawals.

19.	What reports will I receive?

You will receive easy-to-read statements of your account activity after each investment or other transaction. You should retain these statements in your records. In addition, you will receive the same communications sent to all other holders of WEC Energy Group common stock, such as annual reports and proxy statements. You will also receive any Internal Revenue Service forms that may be required for income tax purposes.

You can choose to receive your statements and other information electronically by signing up for electronic communications. This provides for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor Centre at www.computershare.com/investor where step-by-step instructions will prompt you through enrollment.

20.	What if WEC Energy Group issues a stock dividend or declares a stock split?

Your plan account will be credited with the appropriate number of shares of WEC Energy Group common stock on the payment date. If you prefer to receive a stock certificate, you may do so by notifying the plan administrator after the payment date.

A stock dividend payable in other than WEC Energy Group common stock will be paid to you and not credited to your plan account.

21.	How do I vote my Stock Plus shares at stockholders’ meetings?

Shares of WEC Energy Group common stock held for you by the plan administrator will be voted as you direct. If you hold shares in Stock Plus on the record date for any WEC Energy Group annual or special meeting of stockholders, you will receive proxy materials, including a proxy card which you may use to vote all shares held in your Stock Plus account and any shares for which you hold a stock certificate.

You may vote your shares by mail, telephone or on the Internet as directed in the proxy statement or on the proxy card. If you do not return your proxy card, or vote by telephone or Internet, none of your shares will be voted.

22.	Can the plan be changed or discontinued?

WEC Energy Group may amend, modify, suspend or terminate the plan at any time, including the period between a record date and a dividend payment date. As appropriate, participants will receive notice of any material amendment or modification, or of any suspension or termination.

Upon termination of the plan, you will be mailed any optional cash investments received and not invested, whole shares will continue to be credited in book entry to your plan account, and you will be mailed a check for any fractional share. However, if WEC Energy Group terminates the plan to establish a new plan, you will automatically be enrolled in the successor plan, and shares of WEC Energy Group stock credited to your plan account will automatically be transferred to the successor plan.

The plan administrator may terminate your Stock Plus account if you do not maintain at least one whole share in your account. In the event your Stock Plus account is terminated for this reason, a check for the cash value of the fractional share will be sent to you and your account will be closed.

23.	Who interprets the plan?

WEC Energy Group will determine any question of interpretation arising under the plan, and our determination will be final. WEC Energy Group and/or the plan administrator may adopt rules or practices to facilitate the administration of the plan.

24.	What law governs the plan?

The terms and conditions of the plan and its operations will be governed by the laws of the State of Wisconsin.

25.	What are the responsibilities of WEC Energy Group and the plan administrator under Stock Plus?

Neither WEC Energy Group nor the plan administrator will be liable for any act done in good faith or for any good faith omission to act, including, without limitation, any claim or liability:

•	with respect to the prices at which shares of WEC Energy Group stock are purchased or sold for your plan account and the times when such purchases or sales are made;

•	for any fluctuation in the market value after purchases or sales of shares of WEC Energy Group stock; or

•	for continuation of your plan participation until the plan administrator receives written notice of your death accompanied by your estate’s request to discontinue participation.

WEC Energy Group and the plan administrator provide no advice and make no recommendation with respect to your purchases and sales of WEC Energy Group stock. Your decision to purchase or sell WEC Energy Group stock must be made by you based upon your own research and judgment.

You should recognize that neither WEC Energy Group nor the plan administrator can assure you of a profit or protect you against a loss on shares purchased through the plan.

FEDERAL INCOME TAX CONSEQUENCES OF PARTICIPATING IN THE PLAN

WEC Energy Group believes that the following is an accurate summary of the principal U.S. federal income tax consequences if you are a U.S. resident participating in the plan:

•	Your dividends reinvested under the plan are treated for U.S. federal income tax purposes as taxable income received by you on the dividend payment date even though the dividends are used to purchase additional shares. Brokerage commissions paid by WEC Energy Group on share purchases under the plan are treated as additional dividend income to you. You will receive an annual statement (Form 1099-DIV) from the plan administrator reflecting your reinvested dividend income and any income from trading fees or commissions paid by WEC Energy Group on your behalf.

•	Your holding period for shares acquired pursuant to the plan will begin on the day after shares are allocated to your account.

•	The tax basis of shares purchased on the open market through the plan will be the amount you paid for the shares through the reinvestment of dividends or by optional cash investments plus the amount of brokerage commission paid by WEC Energy Group that is attributable to those shares. The tax basis of shares purchased directly from WEC Energy Group will be the amount you paid for the shares through the reinvestment of dividends or by optional cash investments. You should retain your account statements in your records so that you are able to determine the tax basis for shares purchased under the plan.

•	Upon a sale of either a portion or all of your shares purchased through the plan, you will realize a gain or loss based on the difference between the net sale proceeds you receive and your tax basis in the shares sold, including any fractional share.

The plan administrator will provide you with Internal Revenue Service Form W-9 for you to provide your taxpayer identification number (“TIN”) to the plan administrator so that your stock sales proceeds and dividends reinvested for you will not be subject to back-up withholding tax of 28%. If you fail to provide a TIN, the plan administrator must withhold tax from the amount of any dividends paid on your shares of WEC Energy Group stock and from any proceeds arising from the sale of your WEC Energy Group stock held in your plan account. Plan participants who are non-resident aliens or non-U.S. corporations, partnerships or other entities (each a “Foreign Plan Participant”) may avoid backup withholding by either providing the plan administrator with their TIN or by completing Internal Revenue Service Form W-8, “Certificate of Foreign Status.”

If you do not reside in the United States, income tax consequences may vary from jurisdiction to jurisdiction. If you are a Foreign Plan Participant whose dividends are subject to U.S. income tax withholding, the appropriate amount will be withheld. Any balance of your earned dividend after applicable tax withholding will be used to purchase additional shares.

Under current U.S. federal income tax law the maximum rate of U.S. federal income tax imposed on most dividends received by individuals (known as “Qualified Dividends”) is reduced from the higher marginal income tax rates to 20% (15% or 0% for individuals in the lower tax brackets) (the “Reduced Rate”). In order to be eligible for the Reduced Rate, an individual shareholder must own WEC Energy Group common stock for more than 60 days during the 121-day period beginning 60 days before the ex-dividend date. A special loss rule applies if you receive an “extraordinary dividend” with respect to WEC Energy Group common stock which is entitled to the Reduced Rate. If you receive, with respect to any share of WEC Energy Group stock, Qualified Dividend income from one or more dividends which are extraordinary dividends (a dividend which equals or exceeds 10% of your tax basis in that share of stock), any loss on the subsequent sale or exchange of that share will, to the extent of such dividends, be treated as long-term capital loss. Further, dividends entitled to the Reduced Rate are not treated as “investment income” under section 163(d) of the Internal Revenue Code, which allows a non-corporate taxpayer to deduct investment interest expense to the extent of his or her investment income. Dividends on WEC Energy Group shares, however, will be treated as investment income if you elect not to report the income as a Qualified Dividend. The top individual tax rate on adjusted net capital gains associated with sales and exchanges of capital assets is 20% (10% for individuals in the lower tax brackets). You should consult your tax advisor regarding the specific tax consequences to you from the receipt of dividends or sales proceeds with respect to your stock in the plan.

The above is only a brief summary based upon current tax law and regulations, which are subject to change from time to time, possibly with retroactive effect, and does not reflect every possible situation that could result from your participation in the plan. The above rules may not apply to certain participants in the plan, such as tax-exempt entities and foreign stockholders. You are urged to consult your own tax advisor to determine the particular federal, state and local tax consequences which may result from your participation in the plan and the subsequent disposition of shares of WEC Energy Group common stock purchased within the plan. This summary is not binding on the Internal Revenue Service and no ruling has been or will be sought from the IRS regarding the tax consequences of participation in the plan.

IMPORTANT CONSIDERATIONS

The purpose of the plan is to provide a useful service for WEC Energy Group stockholders. We are not recommending that you buy or sell WEC Energy Group stock. You should use the plan only after you have independently researched your investment decision.

The value of WEC Energy Group stock may go up or down from time to time. Plan accounts are not insured by the Securities Investor Protection Corporation, the Federal Deposit Insurance Corporation or anyone else.

The plan does not have any effect on the dividend policy of WEC Energy Group, which is subject to the discretion of WEC Energy Group’s board of directors. There can be no assurance as to the declaration of future dividends, or the rate at which dividends may be paid, since they necessarily depend upon WEC Energy Group’s future earnings, financial requirements and other factors.

USE OF PROCEEDS

We do not receive any proceeds from shares acquired by the administrator in the open market. If the plan administrator begins purchasing shares for the plan directly from WEC Energy Group, we expect to use the net proceeds we receive from these purchases for general corporate purposes.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, as well as registration and proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s web site at www.sec.gov and through our own web site at www.wecenergygroup.com. Other information on our web site is not incorporated by reference in this prospectus. You may also read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can get further information about the SEC’s Public Reference Room by calling (800) SEC-0330.

The SEC allows us to “incorporate by reference” the information we file with them, which means we are assumed to have disclosed important information to you when we refer you to documents that are on file with the SEC. The information we have incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future documents we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until the termination of this offering or until we sell all of the securities covered by this prospectus.

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2016.

•	Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2017 and June 30, 2017.

•	Current Reports on Form 8-K filed on May 10, 2017, July 24, 2017 (Amendment), July 26, 2017 and October 12, 2017.

•	The description of WEC Energy Group’s common stock contained in its Current Report on Form 8-K, filed on September 1, 1999 (which updates and supersedes the description in WEC Energy Group’s Registration Statement on Form 8-B dated January 7, 1987, as previously updated), including any amendment or report filed for the purpose of updating such description.

No information furnished under Items 2.02 or 7.01 of any current report on Form 8-K will be incorporated by reference in this prospectus unless specifically stated otherwise. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a copy of these documents at no cost by writing or telephoning:

WEC Energy Group, Inc.

Stockholder Services

231 West Michigan Street

P.O. Box 1331

Milwaukee, Wisconsin 53201-1331

Telephone: (800) 881-5882

LEGAL MATTERS

Joshua M. Erickson, Director – Legal Services – Corporate and Finance of WEC Energy Group, has passed upon the legality of the shares of WEC Energy Group common stock that may be issued under the plan. Mr. Erickson is a full- time employee of WEC Energy Group and beneficially owns, and has options to acquire, shares of WEC Energy Group common stock.

EXPERTS

The consolidated financial statements and the related financial statement schedules incorporated in this prospectus by reference from WEC Energy Group’s Annual Report on Form 10-K, and the effectiveness of WEC Energy Group’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements and financial statement schedules have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The financial statements of American Transmission Company, LLC, which are incorporated in this prospectus by reference from WEC Energy Group’s Annual Report on Form 10-K, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

APPENDIX A FEE SCHEDULE

Minimum and Maximum Investment Amounts	Amount
Initial enrollment in plan—new investors	$250
Additional investments—optional payments	$25 per investment
Additional investments—automatic monthly investments	$25 per month
Maximum investments	$10,000 per transaction
$100,000 per calendar year
Number of automatic monthly investments in lieu of minimum initial enrollment amount	Not applicable

Participant Fees	Service Charge		Processing Fee
One-time account setup fee	$0
Reinvestment of dividends	$0
Optional cash investments	$0
Automatic monthly investments (electronic debits)	$0
Issuance of stock certificates	$0	[1]
Safekeeping of stock certificates	$0
Batch order sale of plan shares	$15		$0.05 per share[2]
Returned funds (insufficient funds or closed bank accounts)	$20	[1]
Replacement statements (more than 2 years old)	$20

1 Effective January 1, 2018, a $25 service fee will be charged for the issuance of each stock certificate and the service charge associated with returned funds will increase from $20 to $35.

2 All per share processing fees include any brokerage commissions that the plan administrator is required to pay. Any fractional share will be rounded up to a whole share for purposes of calculating the per share fee.

The company reserves the right to change minimum or maximum investment amounts or to add or modify fees upon proper notice to plan participants.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by the registrant in connection with the offering of the securities being registered.

SEC registration fee	$25,126
Legal fees and expenses	20,000	*
Accountant’s fees and expenses	12,000	*
Printing and preparation of registration statement, etc.	4,500	*
Miscellaneous	3,000	*

Total	$64,626	*

*Estimated

Item 15.	Indemnification of Directors and Officers.

WEC Energy Group, Inc. (“WEC”) is incorporated under the Wisconsin Business Corporation Law (the “WBCL”).

Under Section 180.0851(1) of the WBCL, WEC is required to indemnify a director or officer, to the extent such person is successful on the merits or otherwise in the defense of a proceeding, for all reasonable expenses incurred in the proceeding if such person was a party because he or she was a director or officer of WEC. In all other cases, WEC is required by Section 180.0851(2) to indemnify a director or officer against liability incurred in a proceeding to which such person was a party because he or she was a director or officer of WEC, unless it is determined that he or she breached or failed to perform a duty owed to WEC and the breach or failure to perform constitutes: (i) a willful failure to deal fairly with WEC or its shareholders in connection with a matter in which the director or officer has a material conflict of interest; (ii) a violation of criminal law, unless the director or officer had reasonable cause to believe his or her conduct was lawful or no reasonable cause to believe his or her conduct was unlawful; (iii) a transaction from which the director or officer derived an improper personal profit; or (iv) willful misconduct.

Section 180.0858(1) of the WBCL provides that, subject to certain limitations, the mandatory indemnification provisions do not preclude any additional right to indemnification or allowance of expenses that a director or officer may have under WEC’s Restated Articles of Incorporation or Bylaws, any written agreement or a resolution of the Board of Directors or shareholders.

Section 180.0859 of the WBCL provides that it is the public policy of the State of Wisconsin to require or permit indemnification, allowance of expenses and insurance to the extent required or permitted under Sections 180.0850 to 180.0858 of the WBCL, for any liability incurred in connection with a proceeding involving a federal or state statute, rule or regulation regulating the offer, sale or purchase of securities.

Section 180.0828 of the WBCL provides that, with certain exceptions, a director is not liable to a corporation, its shareholders, or any person asserting rights on behalf of the corporation or its shareholders, for damages, settlements, fees, fines, penalties or other monetary liabilities arising from a breach of, or failure to perform, any duty resulting solely from his or her status as a director, unless the person asserting liability proves that the breach or failure to perform constitutes any of the four exceptions to mandatory indemnification under Section 180.0851(2) referred to above.

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Under Section 180.0833 of the WBCL, directors of WEC against whom claims are asserted with respect to the declaration of improper dividends or distributions to shareholders or certain other improper acts which they approved are entitled to contribution from other directors who approved such actions and from shareholders who knowingly accepted an improper dividend or distribution, as provided therein.

Articles V and VI of WEC’s Bylaws provides that WEC will indemnify to the fullest extent permitted by law any person who is or was a party or threatened to be made a party to any legal proceeding by reason of the fact that such person is or was a director or officer of WEC, or is or was serving at the request of WEC as a director or officer of another enterprise, against expenses (including attorney fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such legal proceeding. WEC’s Restated Articles of Incorporation and Bylaws do not limit the indemnification to which directors and officers are entitled under the WBCL.

Officers and directors of WEC are covered by insurance policies purchased by WEC under which they are insured (subject to exceptions and limitations specified in the policies) against expenses and liabilities arising out of actions, suits or proceedings to which they are parties by reason of being or having been such directors or officers.

Item 16.	Exhibits.

Exhibit

4.1	Restated Articles of Incorporation of WEC Energy Group, Inc., as amended effective May 21, 2012. (Exhibit 3.1 to Wisconsin Energy Corporation's 06/30/12 Form 10-Q.).

4.2	Articles of Amendment to the Restated Articles of Incorporation of WEC Energy Group, Inc., as amended. (Exhibit 3.1 to WEC Energy Group's 06/29/15 Form 8-K.).

4.3	Bylaws of WEC Energy Group, Inc., as amended to October 20, 2016. (Exhibit 3.1 to WEC Energy Group's 10/20/16 Form 8-K.).

5.1	Opinion of Joshua M. Erickson as to the legality of the securities being registered (to the extent such securities may be original issuance or treasury shares as opposed to market purchase shares).

23.1	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm for WEC Energy Group, Inc.

23.2	Consent of Deloitte & Touche LLP, Independent Auditors for American Transmission Company LLC.

23.3	Consent of Joshua M. Erickson (contained in Exhibit 5.1)

24.1	Power of Attorney.

Item 17.	Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)       To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)       To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

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(ii)       To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b), if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)       To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)       That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)       To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)       That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)       Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)       Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)       That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)       Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

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(ii)       Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)       The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)       Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)       The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933 each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)       Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on October 20, 2017.

WEC ENERGY GROUP, INC.

By:	/s/ Gale E. Klappa
Gale E. Klappa
Chairman of the Board of Directors and Interim Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

Signature

/s/ Gale E. Klappa
Gale E. Klappa, Chairman of the Board of Directors and
Interim Chief Executive Officer (Principal Executive Officer)

/s/ Scott J. Lauber
Scott J. Lauber, Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ William J. Guc
William J. Guc, Vice President and Controller (Principal Accounting Officer)

*
John F. Bergstrom, Director

*
Barbara L. Bowles, Director

*
William J. Brodsky, Director

*
Albert J. Budney, Jr., Director

*
Patricia W. Chadwick, Director

*
Curt S. Culver, Director

*
Thomas J. Fischer, Director

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*
Paul W. Jones, Director

*
Henry W. Knueppel, Director

*
Ulice Payne, Jr., Director

*

Mary Ellen Stanek, Director

*	By:	/s/ James A. Schubilske
James A. Schubilske
As Attorney-in-Fact

Date: October 20, 2017

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